Sunshine Silver Mining & Refining Advances Operational Readiness at the Sunshine Mine
Underground development, major infrastructure upgrades and site-preparation continue at the Sunshine Mine in support of its planned return to production in late 2028
KELLOGG, Idaho, October 19, 2026 -- Sunshine Silver Mining & Refining Company (NYSE: SSMR) (“Sunshine” or the “Company”), a mining company advancing the next chapter of American silver, today provided an update on operational readiness activities at the Sunshine Mine in Idaho’s Silver Valley — the most prolific silver district in the United States. The Company’s ongoing operational readiness program is focused on advancing underground development, modernizing critical infrastructure and preparing surface facilities in support of a feasibility study targeted for completion in the second quarter of 2027 and the Sunshine Mine’s planned return to production in late 2028.
Recent notable progress includes:
•Advancement of underground development, rehabilitation and drilling activities, supported by continued investment in new underground mining equipment;
•Initiation of the multiphase Silver Summit Hoist and Shaft upgrade project and completion of the new production hoist servicing the Jewell Shaft; and
•Development of an additional access portal within the Sterling Ramp system, which services the Upper Country of the mine.
In parallel with underground readiness activities, Sunshine continues to advance site preparation work through demolition of the legacy mill and related infrastructure. The work, which began in 2025, is expected to be completed by year-end and is intended to prepare the site for construction of a new processing facility contemplated in the Company’s current development plan. The plan presently assumes initial processing of up to approximately 1,000 tons per day, however, along with associated infrastructure, it is being designed to accommodate potential future throughput increases up to approximately 2,000 tons per day — providing flexibility as the Sunshine Mine advances through feasibility and toward a construction decision.
“Our team is safely advancing the work needed to prepare the Sunshine Mine for both a future construction decision and planned return to production in late 2028,” said Heather White, Chief Executive Officer of Sunshine. “The progress underway above and below ground is optimizing mine access, strengthening critical infrastructure, and preparing the site for future construction, long-term production requirements as well as growth opportunities. Our efforts are supporting the feasibility study and laying the foundation for the mine’s next phase of development.”
Dr. Thomas S. Kaplan, Chairman of Sunshine, shared: “The Sunshine Mine is an exceptional North American silver asset, distinguished by its combination of world-beating silver grade, large scale, excellent growth potential in terms of both resources and production, and remarkable history of proven production. Most encouragingly, the considerable progress reported today reflects sustained disciplined investment in infrastructure and access that should strengthen an already extraordinary asset. As we advance toward completion of the feasibility study, we continue to believe that Sunshine represents a truly unique opportunity to gain singular exposure to silver as well as critical minerals production and processing in the United States.”
The Sunshine Mine benefits from an extensive network of existing and upgraded underground workings and multiple access points, including the Jewell Shaft, the Sterling Ramp and the Silver Summit Shaft. This infrastructure provides access to active development areas and supports the Company’s ongoing drilling, feasibility and mine preparation activities (see Figure 1).
Figure 1: Sunshine Mine Footprint as of October 2026

Sterling Portal
Sterling Ramp
ConSil Portal
Silver Summit Shaft
Jewell Shaft
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2026 Completed Underground Development
2026 Remaining Underground Development
Existing Shaft
Existing Underground Infrastructure
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Azimuth 033
0
1000
2000
3000
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Underground Development, Drilling and Rehabilitation
Sunshine continues to advance underground development and rehabilitation activities that support drilling, engineering studies and future mining access. During the first half of 2026, the Company completed approximately 1,200 meters of underground development and expects to complete approximately 1,300 additional meters during the second half of the year, of which approximately 700 meters had been completed as of September 30, 2026 (see Figure 1). The remaining development planned for 2026 is expected to be completed by year-end.
To support the growing scope of underground activities, Sunshine is expanding its underground mining fleet through the acquisition of approximately 20 pieces of mobile equipment for underground development and exploration use. These additions provide increased capacity for development, rehabilitation, and drilling activities and are an important component of the Company’s operational-readiness program.

Figure 2: Underground Development Work Underway on the 3100 Level
Underground drilling continues as part of the Company’s 50,000-meter infill drilling program. As of September 30, 2026, Sunshine had completed approximately 47,600 meters of underground infill drilling (see Figure 3). The program is intended to increase confidence in the mineral resource and provide key technical inputs for the Sunshine Mine feasibility study, which remains on track for completion in the second quarter of 2027.
In July 2026, the Company reported results from the first half of its 50,000-meter infill drilling program, which focused on the Upper Country of the Sunshine Mine and returned multiple assays exceeding 1,000 grams per tonne silver (see Sunshine Silver Mining & Refining Press Release, July 23, 2026). The second half of the program, focused on downshaft drilling, is now largely complete, and Sunshine expects to report the additional drill results before year-end.

Figure 3: One of Three Active Underground Drill Rigs Supporting the 50,000-meter Infill Drilling Program
As part of its underground rehabilitation program, Sunshine installed approximately 1,200 meters of new rail on the 3100 Level and in the ConSil-Silver Summit area through September 30, 2026, and anticipates installing an additional 1,900 meters by year-end. The new rail will improve underground logistics and support the safe and efficient movement of personnel, equipment and materials as development and drilling activities continue to advance (see Figure 4).

Figure 4: New Rail Infrastructure on the 3100 Level
The Company is also developing an additional portal within the Sterling Ramp system. Expected to be completed during the first half of 2027, the portal will increase ventilation capacity and improve airflow as underground activities expand. The project is designed to support a safe underground working environment while enhancing the infrastructure needed for ongoing development, engineering and mine-planning programs.
Mine Shaft Access Upgrades
Sunshine recently initiated the Silver Summit Shaft Project, a multiphase upgrade of the Silver Summit Hoist, Shaft and related infrastructure. Through the remainder of 2026, the Company plans to continue upgrading the hoistroom and complete a hoist re-drive (see Figure 5), with broader shaft and infrastructure improvements continuing through 2027 and into early 2028.

Figure 5: Silver Summit Hoistroom Upgrade Before and After; Upgrades are Ongoing
Upon completion, the approximately 5,400-foot-deep Silver Summit Shaft is expected to provide a second shaft-based access and egress route. Together with the Jewell Shaft and Sterling Ramp, it will establish multiple points of underground access, increasing redundancy and operational flexibility in support of the mine’s future development.
In May 2026, Sunshine completed a comprehensive installation and commissioning of a new primary production hoist servicing the Jewell Shaft. The approximately 4,000-foot-deep Jewell Shaft is the mine’s primary access point and is currently active down to the 3100 Level. The new hoist modernizes a critical component of the mine’s existing infrastructure and improves the reliability of personnel, equipment and material transport, as well as the hoisting of ore and waste (see Figure 6). The Jewell Shaft also supports ongoing underground development, rehabilitation, and drilling activities.
Figure 6: Video of New Production Hoist for the Jewell Shaft in Operation
Legacy Mill Demolition and Site Preparation

Sunshine continues to advance surface site-preparation activities through demolition of the legacy mill and related infrastructure (see Figure 7). The work, which began in 2025, includes the removal of legacy equipment, structures and materials and is expected to be completed by year-end.
Figure 7: Legacy Mill Demolition Advances from April to October 2026

SunshineSilver
Mining & Refining
Sunshine Mine
Mill Demolition
April – October 2026

Completion of these activities represents an important operational-readiness milestone and will prepare the site for the next phase of project development.
Operational-readiness activities are expected to continue through 2027 in parallel with the completion of the Sunshine Mine feasibility study, which remains targeted for the second quarter of 2027. Ongoing work will focus on underground development, drilling, infrastructure modernization and surface site preparation activities designed to support a future construction decision and the Company’s planned return to production in late 2028.
About Sunshine Silver Mining & Refining Company
Sunshine Silver Mining & Refining Company is advancing toward silver production from the Sunshine Mine in Idaho’s Silver Valley, the most prolific silver district in U.S. history. The Sunshine Mine is North America’s highest-grade primary silver resource. It is characterized by exceptional size, extraordinary growth potential, existing infrastructure, and a history of proven production. Sunshine, the largest holder of mineral rights in the Silver Valley, also controls a consolidated land position with significant exploration potential and is evaluating additional value opportunities through silver/copper refining and antimony production. For more information, visit www.sunshinesilvermining.com.
Contact Information
Mike Patterson
Vice President of Investors Relations and Corporate Development
mpatterson@silveropp.com

General Inquiries
ir@silveropp.com
Media Relations
ssmr@fleishman.com
Cautionary Statements
This press release contains forward-looking statements, including statements regarding the Company’s planned return to production in late 2028, the timing of completion of feasibility studies, the Sunshine Mine’s growth potential, plans to design the mill and associated infrastructure to accommodate potential future throughput of up to approximately 2,000 tons per day, the anticipated progress of underground development and infill drilling in 2026 and 2027 and the timing and benefits of ongoing and future site preparation and operational readiness activities. In some cases, forward-looking statements can be identified by words such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will,” “could,” “predict” and similar expressions or terminology. These statements are not historical facts but rather are based on the Company's current expectations and projections regarding its business, operations and other factors relating thereto and are subject to a number of known and unknown risks, uncertainties and other factors, including the risk factors set forth in our registration statement on Form S-1 filed with the Securities and Exchange Commission (“SEC”) and other filings that we make from time to time with the SEC, that may cause the actual results, levels of activity, performance or achievements of the Company to be materially different from those expressed or implied by any forward-looking statements. Except to the extent required by law, the Company assumes no obligation to update any of these forward-looking statements or to conform these statements to actual results or revised expectations. We caution you not to place undue reliance on these forward-looking statements.